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EXHIBIT 99.(9)(d)


Agreement for Support Services
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                         AGREEMENT FOR SUPPORT SERVICES



  WHEREAS, Pacific Mutual Life Insurance Company ("Pacific Mutual") and Pacific Select Fund (the "Fund"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended, entered into an agreement for advisory services dated November 9, 1987, as amended, (the "Advisory Agreement");


  WHEREAS, the Advisory Agreement specifically provides that the Fund shall bear the expenses incurred in connection with the following activities (hereinafter, "Covered Activities"):


  (i) Expenses of registering and qualifying the Fund with the Securities and Exchange Commission ("SEC") and with any State Commissions;

  (ii)   Expenses of providing accounting and legal services to the Fund;

  (iii)  Expenses of maintaining the Fund's legal existence;

  (iv)   Expenses of holding shareholders' meetings;

  (v) Expenses of preparing, printing and distributing reports to shareholders, proxies and prospectuses, to existing shareholders.


  WHEREAS, the Fund desires that Pacific Mutual provide support services in connection with the Covered Activities;


  WHEREAS, Pacific Mutual is willing to provide such support services as the Fund requires;


  THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:


  1. Effective October 1, 1995, Pacific Mutual will provide such support services in connection with the Covered Activities as the Fund may require that Pacific Mutual reasonably believes it and its personnel may render in a cost effective manner. Support services shall not include any services for which Pacific Mutual is responsible pursuant to the Advisory Agreement. Support services may include, but are not limited to, providing support and


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coordination in connection with the provision of services to the Fund by outside counsel and accountants, and services provided by any employee of Pacific
Mutual, other than an officer or trustee of the Fund who is also an officer or director of Pacific Mutual, with respect to any matter which is a Covered Activity.

  The accounting services contemplated by this agreement which may be provided (internally) by Pacific Mutual are set forth in Addendum A. The legal services contemplated by this agreement which may be provided (internally) by Pacific Mutual attorneys are set forth in Addendum B. The expenses of registering and qualifying the Fund with the SEC and state regulators includes preparation and filing of: the Fund's Registration Statement (Form N1-A), annual and semi-annual SEC Form NSAR filings, annual and semi-annual financial reports, 24f-2 filings, and any amendments or supplements to any of the foregoing, and filing fees and time spent on preparation of filings of any of the aforementioned. The expenses of maintaining the Fund's legal existence include preparation and filing of any amendments to the Fund's Declaration of Trust, annual and periodic reports or filings required by the Commonwealth of Massachusetts in connection with the maintenance of the Trust as a legal entity in Massachusetts. The expenses of preparing shareholder reports, proxies and prospectuses, include (but are not limited to) filing fees and time spent in preparation of filing of such documents with state and federal regulators.

  2. Pacific Mutual has no intention of profiting by provision of support services to the Fund. As compensation for services provided pursuant to Paragraph 1, Pacific Mutual shall bill the Fund, and the Fund shall pay Pacific Mutual, based upon the following procedure:

     (A) A billable rate will be established for each Pacific Mutual employee who provides services in connection with a Covered Activity. Such rate will be determined based upon the employee's total estimated annual compensation, including benefits, and departmental overhead. If a number of people are working in the same capacity, Pacific Mutual may utilize an average billable hourly rate for such services, (e.g., if there are three accountants working on Covered Activities, the salaries, benefits and other compensation, along with overhead for all three people, may be added together to determine an average billable rate). Alternatively, if Pacific Mutual has established a standard billable hourly rate for an employee which it uses internally to bill its business units, such rates may be used to bill the Fund.

     (B) Billable rates will be established for photocopying, printing, automatic mail compilations, and other mechanical services provided in connection with Covered Activities. Such rates may take into account the cost of the machinery (including repair costs), or if Pacific Mutual has established an internal billing rate for such items, such rate may be used to bill the Fund; provided, however, that such cost shall not exceed the cost of providing such services using outside sources of comparable quality.

     (C) The following procedures will be observed in submitting bills to the Fund for services provided by Pacific Mutual and its employees:


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         (i)    Each employee working on Fund matters for which
                reimbursement is sought will retain a record describing precisely the Covered Activity which was worked on and the amount of time spent on such matter. Time will be billed in increments of fifteen minutes.

         (ii) Time records will be submitted as back-up for each bill directed to the Fund.

         (iii) Bills will be submitted to the Fund for payment on a monthly basis.

  3.  Allocation and Payment of Expenses

      (i) In the event a mailing includes reports or prospectuses regarding both the Fund and a separate account of Pacific Mutual, then Pacific Mutual shall allocate expenses between Pacific Mutual and the Fund. Fund expenses shall be allocated in accordance with the Fund's applicable policies and procedures.

  4. The Fund shall not reimburse Pacific Mutual under these procedures for the time and/or expense of any officer, trustee or employee of the Fund who is also affiliated with Pacific Mutual, for such person's work on any of the Covered Activities, even though such matters are defined as Covered Activities (except that compensation to such persons may be incorporated into Pacific Mutual standard billable rates).

  5. The Fund agrees to pay Pacific Mutual promptly for its provision of services relating to Covered Activities.

  6. The Fund has the right, through its officers, directors or agents, to inspect, audit and copy all records pertaining to performance of services under this Agreement.

  7. Either party to this Agreement may terminate this Agreement at any time without penalty upon thirty days' written notice to the other party.

  8.  This Agreement shall be governed by the laws of the State of California.

  9. The parties shall construe this Agreement consistent with the terms of the Advisory Agreement and each party's obligations thereunder.

  10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.


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  11. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer, or shareholder of the Fund individually.

PACIFIC SELECT FUND                      PACIFIC MUTUAL LIFE INSURANCE COMPANY


BY:      /s/ THOMAS C. SUTTON            BY:     /s/ THOMAS C. SUTTON
   ___________________________________      ________________________________
      THOMAS C. SUTTON, PRESIDENT           THOMAS C. SUTTON, CHAIRMAN & CEO



ATTEST:    /s/ DIANE N. LEDGER           ATTEST:   /s/ AUDREY L. MILFS
       _______________________________          ___________________________
       DIANE N. LEDGER, VICE                    AUDREY L. MILFS, SECRETARY
       PRESIDENT & ASSISTANT SECRETARY


                                         BY:       /s/ GLENN S. SCHAFER
                                            ________________________________
                                               GLENN S. SCHAFER, PRESIDENT



                                         ATTEST:    /s/ AUDREY L. MILFS
                                                ___________________________
                                                AUDREY L. MILFS, SECRETARY





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                                   ADDENDUM A

                  ACCOUNTING SERVICES PROVIDED TO THE FUND BY
                            PACIFIC MUTUAL PERSONNEL

MONTHLY
Calculate fund performance returns
Review monthly fund performance returns
Prepare journal entries supporting schedule
Preparation of journal entries for payment of PM advisory fee
Process IFTC accounts payable
Dividend distributions

QUARTERLY
Calculate quarterly fund performance returns
Review quarterly fund performance returns
Prepare various reports for Quarterly Board Book
Review Quarterly Board Book materials
Review expense rates for PSF
Prepare schedule for expenses paid on behalf of the fund by PM
Process PSF reimbursements to PM (Other allowable expenses)
Prepare journal entry instructions to IFTC to book actual expenses Attend PSF Quarterly Board Meeting

SEMI-ANNUAL
Statement of Assets and Liabilities, Statement of Operations and
 Statement of Changes in Net Assets
Notes to Financial Statements
Financial Highlights
Portfolio Listings
Miscellaneous (President Letter, MD&A's, printer coordination, etc.)
Prepare NSAR
Review/make changes/follow-up - Semi Annual Reports (PSF portion)
Review/make changes/follow-up - NSAR for PSF

ANNUAL
Statement of Assets and Liabilities, Statement of Operations and
 Statement of Changes in Net Assets
Notes to Financial Statements
Financial Highlights
Portfolio Listings
Miscellaneous (President Letter, MD&A's, printer coordination, etc.) Review/make changes/follow-up - Annual Reports (PSF portion)
Research & write footnotes
24f-2 notice
Perform capital gain distribution calculations
Distributions:  Test run mid-December (include research of new items)


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Distributions:  Review of worksheets on 12/31
PSF Tax Worksheets:  Prepare & review
PSF Tax Tests:  Prepare & review
Review Wash Sale Reports
Prepare entries to adjust Capital Accounts
Prepare audit schedules
Time with Auditors
Support Variable Regulatory Compliance (review prospectus & SAI)
Prepare Federal, State & Local Tax Returns and filings

MISCELLANEOUS
Review and/or provide financial/accounting reports or other information in response to inquiries by or at the direction of officers or trustees of the Fund
Review financial or accounting information on a more frequent basis than described above if circumstances so warrant in the opinion of PM.


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                                   ADDENDUM B

                 LEGAL SERVICE PROVIDED TO PACIFIC SELECT FUND
                          BY PACIFIC MUTUAL ATTORNEYS

Preparing/drafting, reviewing and editing:

     Fund's registration statement (SEC Form N1-A)
     SEC NSAR filings
     Annual and semi-annual filings
     24f-2 filings
     Amendments or supplements to any of the foregoing
     Recommendations and reports to PSF board
     New or revised fund procedures
     Documents, filings and correspondence relating to maintenance of the Fund's legal existence
     Shareholder reports
     Proxies
     Investment Company Act changes which may affect the Fund
     Insurance laws and regulations which may affect the Fund

Preparation for and attendance at PSF Board meetings

Providing counsel with respect to legal/compliance issues relating to the Fund raised by the Fund's trustees and officers or by Pacific Mutual's regulatory compliance support staff.


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